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                                                                  EXHIBIT 99 (b)

                              LIDAK PHARMACEUTICALS
                          11077 North Torrey Pines Road
                               La Jolla, CA 92037


DATE:  DECEMBER 27, 1996                        CONTACT: Lisa Dawn Katz
                                                         Director, Corporate
RELEASE DATE:  IMMEDIATE                                 Communications and
                                                              Investor Relations
                                                         LIDAK Pharmaceuticals
                                                         (619) 558-0364

                                                         David H. Katz, M.D.
                                                         President/CEO
                                                         LIDAK Pharmaceuticals
                                                         (619) 450-1538





             LIDAK PHARMACEUTICALS CORRECTS TYPOGRAPHICAL ERRORS IN
                       FISCAL 1996 YEAR END PRESS RELEASE


         LA JOLLA, CALIFORNIA -- December 27, 1996 -- LIDAK Pharmaceuticals (NASDAQ NNM: LDAKA) has corrected certain typographical errors appearing in three places in the "Selected Quarterly Financial Information" table reported in the December 26, 1996 fiscal year end earnings release. Under the section of the table titled "Expenses", the numbers shown in the second, third and fourth quarter interest columns should be, respectively, $1,214,630, $1,115,124 and $461,559 rather than $3,231,685, $2,672,114 and $2,117,540, as shown originally on the table.

         All other numbers reported are correct in the press release dated December 26, 1996, including the bottom line figures for Net Income (Loss) and Net Income (Loss) Per Share for all quarters. The Company sincerely regrets the publication of these errors.

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